UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2018, the Board of Directors of Profire Energy, Inc., a Nevada corporation (the “Company”), in accordance with the Company’s Amended and Restated Bylaws, appointed Mr. Ryan W. Oviatt (“Mr. Oviatt”) to serve as a member of the Board of Directors, effective November 1, 2018, until the Company’s 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified. There were no arrangements or understandings between Mr. Oviatt and any other persons pursuant to which he was selected as a director. In addition, as of the date of this report, Mr. Oviatt is not expected to serve on any committees of the Board of Directors.
Mr. Oviatt currently serves as the Company’s Chief Financial Officer, and he has held that position since September 2015. Accordingly, Mr. Oviatt will not receive any additional compensation for serving as a director. Pursuant to the terms of an employment agreement between Mr. Oviatt and the Company, Mr. Oviatt currently receives a base salary of $250,000, which is subject to review by the compensation committee of the Board of Directors annually. Mr. Oviatt is also eligible to receive a bonus under the Company’s Executive Incentive Plan, participate in the Company’s Long Term Incentive Plan and receive other employee benefits and perquisites consistent with the practices of the Company. The Company’s most recent proxy statement, filed with the Securities and Exchange Commission on April 30, 2018, contains additional information regarding Mr. Oviatt’s employment agreement and compensation.
Mr. Ovatt’s appointment was described in a press release issued by the Company, which is attached hereto as Exhibit 99.1.

Item 8.01	Other Events
On November 5, 2018, the Company announced that its Board of Directors had authorized a share repurchase program allowing the Company to repurchase up to $2,000,000 worth of the Company’s common stock from time to time through October 31, 2019. Any purchases under the program will be made at the discretion of management. The size and timing of any purchases will depend on price, market and business conditions and other factors.
The share repurchase program was described in a press release issued by the Company, which is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed as part of this Current Report:

Exhibit 99.1 – Press Release dated November 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: November 5, 2018	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

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